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                                                                    EXHIBIT 10.1









                           MASTER SEPARATION AGREEMENT

                                     BETWEEN

                              UTILICORP UNITED INC.

                                       AND

                                  AQUILA, INC.

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                                TABLE OF CONTENTS

                              ARTICLE I SEPARATION
   SECTION 1.1       SEPARATION DATE......................................1
   SECTION 1.2       DOCUMENTS TO BE DELIVERED............................1
   SECTION 1.3       TRANSFER OF CERTAIN ASSETS...........................2
   SECTION 1.4       ASSUMPTION OF CERTAIN LIABILITIES....................2
   SECTION 1.5       SETTLEMENT OF INTERCOMPANY DEBT......................2

                ARTICLE II THE IPO AND ACTIONS PENDING THE IPO
   SECTION 2.1       TRANSACTIONS PRIOR TO THE IPO........................2
   SECTION 2.2       USE OF PROCEEDS......................................3
   SECTION 2.3       COOPERATION..........................................3
   SECTION 2.4       CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO......3
   SECTION 2.5       SOLE DISCRETION OF UTILICORP.........................4

                         ARTICLE III THE DISTRIBUTION
   SECTION 3.1       SOLE DISCRETION OF UTILICORP.........................4
   SECTION 3.2       THE DISTRIBUTION.....................................5
   SECTION 3.3       ACTIONS PRIOR TO THE DISTRIBUTION....................5
   SECTION 3.4       CONDITIONS TO DISTRIBUTION...........................6
   SECTION 3.5       FRACTIONAL SHARES....................................6

                     ARTICLE IV COVENANTS AND OTHER MATERS
   SECTION 4.1       FURTHER ASSURANCES...................................7
   SECTION 4.2       AGREEMENT FOR EXCHANGE OF INFORMATION................7
   SECTION 4.3       AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS
                      AND ACCOUNTING......................................8
   SECTION 4.4       PAYMENT OF EXPENSES..................................10
   SECTION 4.5       DISPUTE RESOLUTION...................................10
   SECTION 4.6       GOVERNMENTAL APPROVALS...............................11
   SECTION 4.7       REGULATORY PROCEEDINGS...............................11
   SECTION 4.8       NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL
                      INFORMATION.........................................11
   SECTION 4.9       ALIGNMENT TRANSACTIONS...............................12
   SECTION 4.10      CREDIT SUPPORT.......................................12
   SECTION 4.11      AGREEMENT RELATING TO CONSENTS.......................13

                         ARTICLE V INSURANCE MATTERS
   SECTION 5.1       INSURANCE DURING THE INSURANCE TRANSITION............13
   SECTION 5.2       COOPERATION AND AGREEMENT NOT TO RELEASE CARRIERS....14
   SECTION 5.3       INSURANCE AFTER THE INSURANCE TRANSITION PERIOD......14
   SECTION 5.4       RESPONSIBILITIES FOR SELF-INSURED OBLIGATIONS........14
   SECTION 5.5       INSUFFICIENT LIMITS OF LIABILITY FOR UTILICORP
                      LIABILITIES AND AQUILA LIABILITIES..................14
   SECTION 5.6       NO ASSIGNMENT OF WAIVER..............................15
   SECTION 5.7       NO LIABILITY.........................................15
   SECTION 5.8       NO RESTRICTIONS......................................15
   SECTION 5.9       FURTHER AGREEMENTS...................................15
   SECTION 5.10      MATTERS GOVERNED BY EMPLOYEE MATTERS AGREEMENT.......15

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                 ARTICLE VI  MUTUAL RELEASES, INDEMNIFICATION
   SECTION 6.1       RELEASE OF PRE-CLOSING CLAIMS........................16
   SECTION 6.2       INDEMNIFICATION BY AQUILA............................16
   SECTION 6.3       INDEMNIFICATION BY UTILICORP.........................17
   SECTION 6.4       PROCEDURES FOR DEFENSE, SETTLEMENT AND
                      INDEMNIFICATION OF THIRD PARTY CLAIMS...............17
   SECTION 6.5       ADDITIONAL MATTERS...................................18
   SECTION 6.6       ADDITIONAL MATTERS...................................19
   SECTION 6.7       SURVIVAL OF INDEMNITIES..............................19

                         ARTICLE VII  MISCELLANEOUS
   SECTION 7.1       LIMITATION OF LIABILITY..............................19
   SECTION 7.2       ENTIRE AGREEMENT.....................................20
   SECTION 7.3       GOVERNING LAW........................................20
   SECTION 7.4       TERMINATION..........................................20
   SECTION 7.5       NOTICES..............................................20
   SECTION 7.6       COUNTERPARTS.........................................20
   SECTION 7.7       BINDING EFFECT; ASSIGNMENT...........................20
   SECTION 7.8       SEVERABILITY.........................................20
   SECTION 7.9       FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
                      CUMULATIVE..........................................21
   SECTION 7.10      AMENDMENT............................................21
   SECTION 7.11      AUTHORITY............................................21
   SECTION 7.12      INTERPRETATION.......................................21
   SECTION 7.13      CONFLICTING AGREEMENTS...............................21
   SECTION 7.14      RIGHT OF SET-OFF.....................................21

SCHEDULE 1.5  SETTLEMENT OF INTERCOMPANY INDEBTEDNESS.....................29
SCHEDULE 4.9  ALIGNMENT TRANSACTIONS......................................30
SCHEDULE 4.10  NOTIONAL VALUES............................................31

EXHIBIT A  FORM OF EMPLOYEE MATERS AGREEMENT..............................32
EXHIBIT B  FORM OF REGISTRATION RIGHTS AGREEMENT..........................33
EXHIBIT C  FORM OF TAX MATTERS AGREEMENT..................................34
EXHIBIT D  FORM OF INTELLECTUAL PROPERTY CROSS-LICENSE AND TRANSFER
            AGREEMENT.....................................................35
EXHIBIT E  FORM OF TRANSITIONAL SERVICES AGREEMENT........................36

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     THIS MASTER SEPARATION AGREEMENT (this "AGREEMENT") is entered into as of
_______________, 2001, between UtiliCorp United Inc. ("UTILICORP"), a Delaware corporation, and Aquila, Inc., a Delaware corporation ("Aquila"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Glossary attached hereto as Appendix A.

                                    RECITALS

     WHEREAS, the Boards of Directors of UtiliCorp and Aquila have each determined that it would be appropriate and desirable for the Separation to occur; and

     WHEREAS, UtiliCorp and Aquila currently contemplate that, in connection with the Separation, Aquila will effect the IPO; and

     WHEREAS, UtiliCorp and Aquila further currently contemplate that, in connection with the Separation, UtiliCorp and Aquila will effect the Alignment Transactions; and

     WHEREAS, UtiliCorp currently contemplates that, within 12 months following the IPO, UtiliCorp will effect the Distribution; and

     WHEREAS, UtiliCorp and Aquila intend that the Distribution will qualify as a tax-free distribution under Section 355 of the Code, and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under
Section 368 of the Code; and

     WHEREAS, the parties intend in this Agreement, including the Appendix, Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the Separation, the IPO, and the Distribution;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                 THE SEPARATION

     Section 1.1 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of the Separation and each undertaking or agreement in connection with the Separation shall be as of 12:01 a.m., Kansas City time, on the Separation Date.

     Section 1.2 DOCUMENTS TO BE DELIVERED. On the Separation Date, UtiliCorp will deliver to Aquila, and Aquila will deliver to UtiliCorp, the following agreements and items:

         A duly executed Employee Matters Agreement;

         A duly executed Registration Rights Agreement;

         A duly executed Tax Matters Agreement;


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         A duly executed Technology Agreement;

         A duly executed Transitional Services Agreement; and

Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

     Section 1.3 TRANSFER OF CERTAIN ASSETS. Except as may be otherwise contemplated in connection with the Alignment Transactions, effective as of the Separation Date, (a) UtiliCorp shall, or shall cause the relevant member of the UtiliCorp Group to, Transfer to Aquila or, at Aquila's direction, another member of the Aquila Group all of the right, title, and interest of UtiliCorp or such member of the UtiliCorp Group in and to all Aquila Assets that are owned, in whole or in part, by a member of the UtiliCorp Group, as the same shall exist on the Separation Date or on such later date as a particular Transfer may occur, at net book value, and (b) Aquila shall, or shall cause the relevant member of the Aquila Group to, Transfer to UtiliCorp or, at UtiliCorp's direction, another member of the UtiliCorp Group all of the right, title, and interest of Aquila or such member of the Aquila Group in and to all UtiliCorp Assets that are owned, in whole or in part, by a member of the Aquila Group, as the same shall exist on the Separation Date or on such later date as a particular Transfer may occur, at net book value.

     Section 1.4 ASSUMPTION OF CERTAIN LIABILITIES. Except as otherwise provided in this Agreement or any Ancillary Agreement, effective as of the Separation Date, (a) UtiliCorp shall, or shall cause another member of the UtiliCorp Group to, assume all of the UtiliCorp Group Liabilities for which any member of the Aquila Group is liable or otherwise responsible, and (b) Aquila shall, or shall cause another member of the Aquila Group to, assume all of the Aquila Group Liabilities for which any member of the UtiliCorp Group is liable or otherwise responsible, in each case consistent with the purposes of the transactions contemplated by this Agreement.

     Section 1.5 SETTLEMENT OF INTERCOMPANY DEBT. Financial indebtedness of any member of the Aquila Group to any member of the UtiliCorp Group, or of any member of the UtiliCorp Group to any member of the Aquila Group, shall be settled as of the Separation Date in accordance with Schedule 1.5 attached hereto.

                                   ARTICLE II

                       THE IPO AND ACTIONS PENDING THE IPO

     Section 2.1 TRANSACTIONS PRIOR TO THE IPO. Subject to Section 2.5 and the conditions specified in Section 2.4, UtiliCorp and Aquila shall use their reasonable commercial efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this Section 2.1:

         (a) IPO REGISTRATION STATEMENT. Aquila shall file the IPO Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the Underwriting Agreement, the Commission, or federal, state or foreign securities laws. UtiliCorp and Aquila shall also cooperate in preparing and filing with the Commission and causing to become effective a registration statement registering the common stock of Aquila under the Exchange Act, and any

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registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement.

         (b) UNDERWRITING AGREEMENT. Aquila shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to UtiliCorp and Aquila, and shall comply with its obligations thereunder.

         (c) OTHER MATTERS. Subject to Section 2.5, UtiliCorp and Aquila shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

         (d) BLUE SKY. Aquila shall use its reasonable commercial efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

         (e) NYSE LISTING. Aquila shall prepare, file and use reasonable commercial efforts to seek to make effective an application for listing of the Class A Common Stock issued in the IPO on the NYSE, subject to official notice of issuance.

     Section 2.2 USE OF PROCEEDS. The proceeds of the IPO (net of Underwriters' commissions and IPO-related expenses) will be used by Aquila for the repayment of intercompany indebtedness of the Aquila Group to the UtiliCorp Group, consistent with Schedule 1.5 attached hereto, and otherwise for general corporate purposes.

     Section 2.3 COOPERATION. Aquila shall consult with, and cooperate in all respects with, UtiliCorp in connection with the pricing of the Class A Common Stock to be offered in the IPO and all other matters relating to the IPO and shall, at UtiliCorp's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

     Section 2.4 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. The IPO, and thus the obligations of the parties to use their reasonable commercial efforts to consummate the IPO, shall be conditioned on the satisfaction or waiver by the appropriate party or third party of the following conditions:

         (a) REGISTRATION STATEMENT. The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

         (b) BLUE SKY. The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 2.1(d) shall have been taken and made and, where applicable, have become effective or been accepted.

         (c) NYSE LISTING. The Class A Common Stock to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

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         (d) UNDERWRITING AGREEMENT. Aquila shall have entered into the
Underwriting Agreement and all conditions to the obligations of Aquila and the Underwriters shall have been satisfied or waived.

         (e) GOVERNMENTAL APPROVALS. Any material Governmental Approvals necessary to consummate the IPO shall have been obtained and be in full force and effect.

         (f) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement shall be in effect.

         (g) OTHER ACTIONS. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

         (h) NO TERMINATION. This Agreement shall not have been terminated.

         (i) DISTRIBUTION MATTERS. All conditions to permit the Distribution to qualify as a tax-free distribution to UtiliCorp, Aquila and UtiliCorp's stockholders shall, to the extent applicable at the time of the IPO, be satisfied, and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

     Section 2.5 SOLE DISCRETION OF UTILICORP. Notwithstanding anything herein to the contrary, UtiliCorp may at any time and from time to time prior to the Separation Date decide to abandon the IPO, and in the event of such decision, Aquila shall, at UtiliCorp's direction, take all actions necessary or desirable in order to effect such abandonment.

                                   ARTICLE III

                                THE DISTRIBUTION

     Section 3.1 SOLE DISCRETION OF UTILICORP. UtiliCorp currently intends, following the consummation of the IPO, to complete the Distribution within 12 months of the Separation Date. UtiliCorp shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, UtiliCorp may at any time and from time to time until the completion of the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Aquila shall cooperate with UtiliCorp in all respects to accomplish the Distribution and shall, at UtiliCorp's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the Common Stock on an appropriate registration form or forms to be designated by UtiliCorp. UtiliCorp shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for UtiliCorp; provided, however, that nothing herein shall prohibit Aquila from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

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     Section 3.2 THE DISTRIBUTION.

         (a) DELIVERY OF SHARES FOR DISTRIBUTION. Subject to Section 3.4 hereof, on or prior to the Distribution Date, UtiliCorp will deliver to the Distribution Agent a single stock certificate, endorsed by UtiliCorp in blank, representing all of the outstanding shares of Common Stock then owned by UtiliCorp, and shall cause the transfer agent for the shares of common stock of UtiliCorp to instruct the Distribution Agent to distribute on the Distribution Date to the holders of record of common stock of UtiliCorp on the Record Date the appropriate number of such shares of Common Stock to each such holder or designated transferee or transferees of such holder.

         (b) SHARES RECEIVED. Subject to Sections 3.4 and 3.5, each holder of common stock of UtiliCorp on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Class B Common Stock equal to the number of shares of common stock of UtiliCorp held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of Common Stock beneficially owned by UtiliCorp on the Record Date and the denominator of which is the number of shares of common stock of UtiliCorp outstanding on the Record Date.

         (c) OBLIGATION TO PROVIDE INFORMATION. Aquila and UtiliCorp, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

      Section 3.3 ACTIONS PRIOR TO THE DISTRIBUTION.

         (a) INFORMATION STATEMENT. UtiliCorp and Aquila shall prepare and mail, prior to the Distribution Date, to the holders of common stock of UtiliCorp such information concerning Aquila and the Distribution and such other matters as UtiliCorp shall reasonably determine are necessary or desirable or as may be required by law. UtiliCorp and Aquila will prepare, and Aquila will, to the extent required under applicable law, file with the Commission any such documentation which UtiliCorp and Aquila determines is necessary or desirable to effectuate the Distribution, and UtiliCorp and Aquila shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

         (b) BLUE SKY. UtiliCorp and Aquila shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

         (c) NYSE LISTING. Aquila shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the listing of the Class B Common Stock of Aquila to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

         (d) CONDITIONS. Subject to Section 3.1, UtiliCorp and Aquila shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.4 to be satisfied and to effect the Distribution on the Distribution Date.

         (e) RESIGNATION OF DIRECTORS AND OFFICERS. Immediately prior to the Distribution, (i) each person who is a Joint Employee and who is to continue as an officer, director or employee of any member of the UtiliCorp Group after the Distribution shall resign from each of such person's positions with each member of the Aquila Group and (ii) each such

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Joint Employee who is to continue as an officer, director or employee of any member of the Aquila Group after the Distribution shall resign from each of such person's positions with each member of the UtiliCorp Group.

     Section 3.4 CONDITIONS TO DISTRIBUTION. The following are conditions to the consummation of the Distribution. The conditions are for the sole benefit of UtiliCorp and shall not give rise to or create any duty on the part of UtiliCorp or the UtiliCorp Board of Directors to waive or not waive any such condition.

         (a) IPO CLOSING. The IPO shall have closed.

         (b) GOVERNMENTAL APPROVALS. Any material Governmental Approvals necessary to consummate the Distribution shall have been obtained and be in full force and effect.

         (c) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of UtiliCorp shall have occurred or failed to occur that prevents the consummation of the Distribution.

         (d) NO MATERIAL ADVERSE EFFECT. No other events or developments shall have occurred that, in the judgment of the Board of Directors of UtiliCorp, would result in the Distribution having a material adverse effect on UtiliCorp or on the stockholders of UtiliCorp.

         (e) IRS RULING. UtiliCorp shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to UtiliCorp (in its sole discretion), and such ruling shall remain in effect as of the Distribution Date, to the effect that (i) the distribution by UtiliCorp of all of its Aquila stock to the stockholders of UtiliCorp will qualify as a reorganization under Section 355 of the Code and (ii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of UtiliCorp upon their receipt of Class B Common Stock in the Distribution.

     Section 3.5 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, UtiliCorp shall direct the Distribution Agent to (a) determine the number of whole shares and fractional shares of Class B Common Stock allocable to each holder of record or beneficial owner of common stock of UtiliCorp as of the Record Date, (b) aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of UtiliCorp, in open market transactions and at then prevailing trading prices, and (c) cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. UtiliCorp and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of UtiliCorp that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

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                                   ARTICLE IV

                           COVENANTS AND OTHER MATTERS

     Section 4.1 FURTHER ASSURANCES. Each of UtiliCorp and Aquila shall from time to time execute and deliver, or cause to be executed and delivered, all such further agreements, documents, and instruments, and do, or cause to be done, all such other acts and things, as the other may reasonably request, either before or after the Separation Date or the Distribution Date, to more effectively carry out and evidence the transactions contemplated by this Agreement and the Ancillary Agreements, including the Alignment Transactions and the transfer and allocation of assets and liabilities in connection with the Separation as set forth herein.

     Section 4.2 AGREEMENT FOR EXCHANGE OF INFORMATION.

         (a) GENERAL. Each of UtiliCorp and Aquila agrees to provide, or cause to be provided, to each other, at any time, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, insurance claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of UtiliCorp or Aquila as it relates to the conduct of such businesses prior to the Change of Control Date, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

         (b) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall reasonably request, at no charge to the requesting party, all financial and other data and information as the requesting party reasonably determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

         (c) OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this Section 4.2 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

         (d) RECORD RETENTION. To facilitate the exchange of Information pursuant to this Section 4.2 and other provisions of this Agreement after the Separation Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Separation Date substantially in accordance with UtiliCorp's policies as in effect on the

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Separation Date. Aquila shall not amend its or its Subsidiaries' record retention policies prior to the Change of Control Date without the consent of UtiliCorp. However, except as otherwise set forth in the Tax Matters Agreement, at any time after the Change of Control Date, each party may amend its record retention policy at such party's discretion; provided, however, that if a party desires to effect the amendment within three years after the Change of Control Date, the amending party must give 30 days prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under UtiliCorp's current record retention policy) without first notifying the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

         (e) LIMITATION OF LIABILITY. Neither party shall have any liability to the other party in the event that any Information exchanged or provided pursuant to this Section is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 4.2(d).

         (f) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Section 4.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement or any Ancillary Agreement.

         (g) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. Each party hereto shall, except in the case of a legal or other proceeding by one party against the other party (which shall be governed by such discovery rules as may be applicable under Section 4.5 or otherwise), use its reasonable commercial efforts to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, regulatory, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, regulatory, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

     Section 4.3 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, until the Change of Control Date, and with respect to any financial reporting period during which Aquila was or is a Subsidiary of UtiliCorp:

         (a) SELECTION OF AUDITORS. Aquila shall not select a different accounting firm than the firm selected by UtiliCorp to audit its financial statements to serve as the Aquila Auditors for purposes of providing an opinion on its consolidated financial statements without UtiliCorp's prior written consent.

         (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. Aquila shall take such actions as may be necessary to enable the Aquila Auditors to complete their audit of Aquila's financial statements such that they will date their opinion on Aquila's audited annual financial statements on the same date that UtiliCorp's Auditors date their opinion on UtiliCorp's audited

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annual financial statements, and to enable UtiliCorp to meet its timetable for the printing, filing and public dissemination of UtiliCorp's annual financial statements. Aquila shall take such actions as may be necessary to enable the Aquila Auditors to complete their quarterly review procedures such that they will provide clearance on Aquila's quarterly financial statements on the same date that UtiliCorp's Auditors provide clearance on UtiliCorp's quarterly financial statements.

         (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. Aquila shall provide to UtiliCorp on a timely basis all Information that UtiliCorp reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of UtiliCorp's annual and quarterly financial statements. Without limiting the generality of the foregoing, Aquila will provide all required financial Information with respect to Aquila and its Subsidiaries to the Aquila Auditors in a sufficient and reasonable time and in sufficient detail to permit the Aquila Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to UtiliCorp's Auditors with respect to Information to be included or contained in UtiliCorp's annual and quarterly financial statements. Similarly, UtiliCorp shall provide to Aquila on a timely basis all Information that Aquila reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Aquila's annual and quarterly financial statements. Without limiting the generality of the foregoing, UtiliCorp will provide all required financial Information with respect to UtiliCorp and its Subsidiaries to UtiliCorp's Auditors in a sufficient and reasonable time and in sufficient detail to permit UtiliCorp's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the Aquila Auditors with respect to Information to be included or contained in Aquila's annual and quarterly financial statements.

         (d) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. Aquila shall authorize the Aquila Auditors to make available to UtiliCorp's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Aquila and work papers related to the annual audits and quarterly reviews of Aquila, in all cases within a reasonable time prior to the Aquila Auditors' opinion date, so that UtiliCorp's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Aquila Auditors as it relates to UtiliCorp's Auditors' report on UtiliCorp's financial statements, all within sufficient time to enable UtiliCorp to meet its timetable for the printing, filing and public dissemination of UtiliCorp's annual and quarterly statements. Similarly, UtiliCorp shall authorize UtiliCorp's Auditors to make available to the Aquila Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of UtiliCorp and work papers related to the annual audits and quarterly reviews of UtiliCorp, in all cases within a reasonable time prior to UtiliCorp's Auditors' opinion date, so that the Aquila Auditors are able to perform the procedures they consider necessary to take responsibility for the work of UtiliCorp's Auditors as it relates to the Aquila Auditors' report on Aquila's statements, all within sufficient time to enable Aquila to meet its timetable for the printing, filing and public dissemination of Aquila's annual and quarterly financial statements.

         (e) ACCOUNTING ESTIMATES AND PRINCIPLES. Aquila shall give UtiliCorp as much prior notice as is reasonably practicable of any anticipated determination of its accounting estimates, or any proposed changes in its accounting estimates from those in effect on the Separation Date, and Aquila shall not change any of its accounting principles from those in effect on the Separation Date without UtiliCorp's prior written consent. Aquila will consult with UtiliCorp and, if requested by UtiliCorp, UtiliCorp's Auditors with respect thereto. UtiliCorp shall give Aquila as much prior notice as is reasonably practicable of any significant proposed changes in its or accounting principles from those in effect on the Separation Date.

     Section 4.4 PAYMENT OF EXPENSES. Aquila shall pay all underwriting fees (including incentive fees), discounts and commissions incurred in connection with the IPO and all other direct and indirect costs and expenses of the parties hereto in connection with the preparation of this Agreement and the Ancillary Agreements, the IPO and the Alignment Transactions. Aquila shall also pay any internal fees, costs and expenses incurred by Aquila in connection with the Distribution, but otherwise UtiliCorp shall pay all fees and all out-of-pocket costs and expenses of the parties hereto in connection with the Distribution.

     Section 4.5 DISPUTE RESOLUTION. Except as otherwise set forth in any Ancillary Agreement, resolution of any and all Disputes shall be exclusively governed by and settled in accordance with the provisions of this Section 4.5.

         (a) SEPARATION COMMITTEE. Effective as of the Separation Date, UtiliCorp and Aquila shall form the Separation Committee. The Separation Committee shall be responsible for resolving any and all Disputes, including as to (i) whether any Action or Liability is a UtiliCorp Liability or an Aquila Liability, (ii) whether any asset belongs to a member of the UtiliCorp Group or a member of the Aquila Group, and (iii) the interpretation of any provision of this Agreement or any Ancillary Agreement. In the event of any Dispute, each member of the UtiliCorp Group and the Aquila Group shall have the right to refer in writing the Dispute to the Separation Committee for resolution. The Separation Committee shall be required to render a written decision with respect to any Dispute within 30 days of its receipt of referral. The decision of the Separation Committee with respect to any Dispute shall be binding on the UtiliCorp Group and the Aquila Group and their respective successors and assigns.

         (b) NON-BINDING MEDIATION. In the event that any Dispute is not settled by the Separation Committee within 30 days after the referral of such Dispute to the Separation Committee under section 4.5(a), the parties will attempt in good faith to resolve such Dispute by non-binding mediation in accordance with the AAA Commercial Mediation Rules. The mediation shall be held within 30 days of the end of the 30-day period afforded the Separation Committee to resolve the Dispute in accordance with Section 4.5(a). The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

         (c) ARBITRATION. In the event that any Dispute is not settled by mediation within 30 days after the referral of such Dispute to mediation under
Section 4.5(b), the Dispute shall be resolved by binding arbitration in accordance with the terms hereof. The arbitration shall be administered by the AAA in accordance with the terms of this Section 4.5(c), the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction. Any arbitration hereunder shall be conducted before a panel of three arbitrators. Such panel shall consist of one individual designated by UtiliCorp, one individual designated by Aquila, and one individual designated by the designees of UtiliCorp and Aquila. If either UtiliCorp or Aquila fails to designate an arbitrator within 10 days after the filing of the Dispute with the AAA, or if either of UtiliCorp's or Aquila's arbitrators fails to designate a third arbitrator within 30 days after the later of their appointments, the arbitrator vacancies shall be filled by the AAA. An arbitration proceeding hereunder shall be conducted in Kansas City, Missouri, and shall be concluded within 120 days of the filing of the Dispute with the AAA. The arbitrators shall be empowered to award sanctions and to take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. The arbitrators may assess the costs and expenses of the arbitration in a manner they deem equitable. The arbitrators shall make specific written findings of fact and conclusions of law for each arbitrated Dispute. The decision of the arbitrators shall be final and binding on the parties.

         (d) PROCEEDINGS. Notwithstanding the foregoing provisions of this
Section 4.5, nothing herein shall prohibit either party from seeking legal or judicial relief if such party believes in good faith that it would be materially and irreparably harmed by a failure to do so during the time that good faith efforts are being made to resolve the Dispute by the Separation Committee or through mediation or arbitration. In the event that such relief is sought under this Section 4.5(d), the parties agree to continue to attempt to resolve any Dispute according to the terms of Sections 4.5(a), 4.5(b) and 4.5(c).

     Section 4.6 GOVERNMENTAL APPROVALS. The parties acknowledge that certain of the transactions contemplated by this Agreement and the Ancillary Agreements are subject to certain conditions established by applicable government regulations, orders, and approvals. The parties intend to implement this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby consistent with and to the extent permitted by such regulations, orders, and approvals and to cooperate toward obtaining and maintaining in effect such Governmental Approvals as may be required in order to implement this Agreement and each of the Ancillary Agreements as fully as possible in accordance with their respective terms. To the extent that any of the transactions contemplated by this Agreement or any Ancillary Agreement require any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

     Section 4.7 REGULATORY PROCEEDINGS. For a period beginning on the Separation Date and ending two years after the Change of Control Date, Aquila agrees that neither it nor any other member of the Aquila Group will initiate, intervene in, or participate in any proceeding or matter before the Federal Energy Regulatory Commission or any agency or legislature of the States of Colorado, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska or any international jurisdiction in which any member of the UtiliCorp Group operates that involves (a) corporate or financial transactions involving any member of the UtiliCorp Group as constituted on the Change of Control Date or (b) the generation, transmission, distribution, purchase or sale of electricity, natural gas, or local or long distance telephone, internet, or video services by any member of the UtiliCorp Group as constituted on the Change of Control Date unless, in any such case, prior written consent is given by UtiliCorp, except to the extent that any such proceeding or matter directly involves obligations arising under this Agreement or any of the Ancillary Agreements, or to the extent any such proceeding or matter directly involves a contract or agreement to which any member of the Aquila Group is a party. Furthermore, during such period, Aquila agrees to cooperate with UtiliCorp, at UtiliCorp's request and expense, in any such regulatory proceeding or matter, or in any other regulatory proceeding or matter involving any member of the UtiliCorp Group.

     Section 4.8 NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION.

         (a) NON-DISCLOSURE. During the Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Receiving Party uses to protect its own confidential information of a like nature and (ii) not disclose such Confidential Information to any third party, except as expressly permitted under this Agreement or in any Ancillary Agreement, without the prior written consent of the Disclosing Party. Notwithstanding the previous sentence, however, the Receiving Party may disclose the Confidential Information to its Representatives to the extent that such Representatives need to know such Confidential Information; provided, however, that the Receiving Party shall inform each such Representative of the confidential nature of the Confidential Information and shall be responsible for any breach of this Section by any of its Representatives. In the event that the Receiving Party is requested or required by legal or administrative process to disclose any Confidential Information, the Receiving Party shall promptly notify the Disclosing Party of such request or requirement so that the Disclosing Party may seek an appropriate protective order or other relief. In any case, the Receiving Party will (x) disclose only that portion of the Confidential Information which the Receiving Party's legal counsel advises is required to be disclosed, (y) use its reasonable efforts to ensure that such Confidential Information is treated confidentially, and (z) notify the Disclosing Party as soon as reasonably practicable of the items of Confidential Information so disclosed. The Receiving Party acknowledges that remedies at law may be inadequate to protect the Disclosing Party against any actual or threatened breach of this Section by the Receiving Party, and, without prejudice to any other rights and remedies otherwise available to the Disclosing Party, agrees to the granting of injunctive relief in favor of the Disclosing Party without proof of actual damages.

         (b) NON-USE. During the Confidentiality Period, the Receiving Party shall not without reasonable commercial, regulatory, or other justification use the Confidential Information of the Disclosing Party to the Disclosing Party's detriment.

     Section 4.9 ALIGNMENT TRANSACTIONS. As promptly as practicable, and subject to the receipt of all required Governmental Approvals and any required consents or approvals of any lender to UtiliCorp or Aquila or any of their respective Subsidiaries, Aquila and UtiliCorp shall cause the Alignment Transactions to occur in substantially the manner set forth on Schedule 4.9 or in such other manner as UtiliCorp and Aquila may agree, and each of UtiliCorp and Aquila shall execute and deliver any and all instruments of transfer, stock transfer powers or other agreements or documents and take such other actions as the other may reasonable request in order to effect the Alignment Transactions in such manner.

     Section 4.10 CREDIT SUPPORT. Notwithstanding any other provision of this Agreement or any Ancillary Agreement to the contrary, the parties agree that UtiliCorp shall maintain in full force and effect each Credit Support Arrangement that is outstanding as of the Separation Date, until such time as such Credit Support Arrangement terminates or expires in accordance with its terms or is otherwise released at the request of Aquila; provided that Aquila shall use its commercially reasonable efforts to release or replace any Credit Support Arrangement at UtiliCorp's request. In consideration of UtiliCorp's maintenance of the Credit Support Arrangements, Aquila shall pay to UtiliCorp a quarterly fee, beginning with the quarter comprising the first three calendar months following the Change of Control Date, in an amount equal to one-fourth of one percent of (a) except as provided in (b), the notional amount of the obligations underlying the Credit Support Arrangements as of the first day of such quarter, as reasonably determined by UtiliCorp and (b) the mark-to-market exposure, if any, of Aquila as of the first day of such quarter under any long-term gas sales agreements supported by any Credit Support Agreement. UtiliCorp shall bill Aquila for such fees on a quarterly basis. Such bills shall be accompanied by reasonable documentation supporting such charges. Aquila shall satisfy all such bills within 15 days after receipt of an invoice therefor. Late payments shall bear interest at the lesser of 18% per annum or the maximum rate allowed by law. For purposes of this Section 4.10, the "notional value" of the obligations underlying a Credit Support Arrangement means the total maximum exposure of UtiliCorp under that Credit Support Arrangement, without regard to market conditions or other factors. Notwithstanding the foregoing provisions of this Section 4.10, if the Distribution does not occur on or before March 31, 2002, the parties agree to renegotiate the amount of, the manner of calculating, and the payment dates and terms of the fee payable by Aquila to UtiliCorp for its maintenance of the Credit Support Agreements after that date.

     Section 4.11 AGREEMENT RELATING TO CONSENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any asset or contract or any claim, right or benefit arising thereunder or resulting therefrom, or assume any Liability, if an attempted transfer, assignment or assumption thereof, without the necessary consent of a third party, would constitute a breach or other contravention thereof or in any way materially and adversely affect the rights of Aquila, or any member of the Aquila Group, or UtiliCorp, or any member of the UtiliCorp Group, thereunder. Aquila and UtiliCorp shall cooperate with each other, keep each other informed, and will use commercially reasonable efforts necessary to obtain the consent of any third party or any Governmental Authority required in connection with the transfer, assignment or assumption pursuant to Section 1.3 or 1.4 of any such asset or contract or any claim, right or benefit arising thereunder or resulting therefrom, or any Liability. Until such required consent is obtained, or if such consent cannot be obtained or an attempted assignment or assumption thereof would be ineffective or would adversely affect the rights of the transferor thereunder so that the intended transferee would not in fact receive substantially all such rights, Aquila and UtiliCorp will cooperate in a mutually agreeable arrangement under which the intended transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including (but not limited to) sub-contracting, sub-licensing or sub-leasing to such transferee, or under which the transferor would enforce for the benefit of the transferee any and all rights of the transferor against, with the transferee assuming the transferor's obligations to, relevant third parties. In the case of any transfer, assignment or assumption involving a third party consent, the transferor shall not, without the prior written consent of the transferee, agree to any terms of transfer, assignment or assumption which have the effect of materially altering the rights or benefits arising under any of the particular Aquila Assets, UtiliCorp Assets, Aquila Group Liabilities or UtiliCorp Group Liabilities, as the case may be, subject to the transfer, assignment or assumption.

                                    ARTICLE V

                                INSURANCE MATTERS

     Section 5.1 INSURANCE DURING THE INSURANCE TRANSITION.

         (a) MAINTAIN COMPARABLE INSURANCE. Throughout the Insurance Transition Period, UtiliCorp shall, subject to insurance market conditions and other factors beyond its control, maintain policies of insurance for the benefit of the Aquila Covered Parties which are comparable to those maintained generally by UtiliCorp for the benefit of the Aquila Covered Parties immediately prior to the Insurance Transition Period; provided, however, if UtiliCorp determines that (i) the amount or scope of such coverage will be reduced during the Insurance Transition Period to a level materially inferior to the level of coverage in existence immediately prior to the Insurance Transition Period, or (ii) the retention or deductible level applicable to such coverage, if any, will be increased during the Insurance Transition Period to a level materially greater than the levels in existence immediately prior to the Insurance Transition Period, UtiliCorp shall give Aquila notice of such determination as promptly as practicable. Upon notice of such determination, Aquila shall be entitled to no less than 30 days to evaluate its options regarding continuance of coverage hereunder and may cancel its interest in all or any portion of such coverage as of any day within such 30-day period. Except as provided below, during the Insurance Transition Period, such policies of insurance shall cover Aquila Covered Parties for liabilities and losses incurred prior to the end of the Insurance Transition Period.

         (b) REIMBURSEMENT FOR PREMIUMS. Aquila shall promptly pay or reimburse UtiliCorp for premium expenses which UtiliCorp may incur in respect of or in connection with the insurance coverages maintained pursuant to this Section 5.1, including but not limited to any subsequent premium adjustments. Aquila will also reimburse UtiliCorp for all direct and indirect costs and expenses incurred to pursue insurance recoveries from Insurance Policies for Insured Aquila Liabilities, plus an administrative fee of 1% of such costs and expenses. All payments and reimbursements by Aquila and Aquila Covered Parties to UtiliCorp shall be made within 15 days after Aquila's receipt of an invoice from UtiliCorp. Late payments or reimbursements shall accrue interest at the lesser of 18% or the maximum rate permitted by law.

     Section 5.2 COOPERATION AND AGREEMENT NOT TO RELEASE CARRIERS. Each of UtiliCorp and Aquila will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of UtiliCorp and Aquila, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither UtiliCorp nor Aquila, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, after the Separation Date, neither UtiliCorp nor Aquila shall (and shall ensure that no member of their respective Groups shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder. However, nothing in this Section 5.2 shall (a) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (b) require any member of any Group to pay any premium or other amount or to incur any Liability, or (c) require any member of any Group to renew, extend or continue any policy in force.

     Section 5.3 INSURANCE AFTER THE INSURANCE TRANSITION PERIOD. Except as otherwise set forth herein, from and after the Insurance Transition Period, Aquila, and Aquila alone, shall be responsible for obtaining and maintaining insurance programs for its risk of loss, and such insurance arrangements shall be separate and apart from UtiliCorp's insurance programs. Notwithstanding the foregoing, UtiliCorp, upon the request and at the expense of Aquila, shall assist Aquila in the transition to its own separate insurance programs from and after the Insurance Transition Period, and shall provide Aquila with any information that is in the possession of UtiliCorp and is reasonably available and necessary to either obtain insurance coverages for Aquila or to assist Aquila in preventing unintended self-insurance, in whatever form.

     Section 5.4 RESPONSIBILITIES FOR SELF-INSURED OBLIGATIONS. Aquila will reimburse UtiliCorp for all amounts necessary to exhaust or otherwise satisfy all applicable self-insured retentions, amounts for fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered by Insurance Policies in connection with Aquila Liabilities.

     Section 5.5 INSUFFICIENT LIMITS OF LIABILITY FOR UTILICORP LIABILITIES AND AQUILA LIABILITIES. In the event that there are insufficient limits of liability available under UtiliCorp's Insurance Policies in effect prior to the end of the Insurance Transition Period to cover the Liabilities of UtiliCorp and/or Aquila that would otherwise be covered by such Insurance Policies, then to the extent that other insurance is not available to UtiliCorp and/or Aquila for such Liabilities, an adjustment will be made in accordance with the following procedures:

         (a) Each party will be allocated an amount equal to its proportional share of any Liabilities (which Liabilities would otherwise be covered under UtiliCorp's Insurance Policies) in excess of the Coverage Amount. Each party's proportional share of such excess Liabilities shall be calculated by multiplying
(A) the aggregate amount of all Liabilities (net of any deductible) of both parties which are eligible for coverage under a UtiliCorp Insurance Policy in the coverage period applicable to such policy, by (B) a fraction, the numerator of which is the amount of such Liabilities attributable to such party, and the denominator of which is the aggregate amount of all such Liabilities of both parties.

         (b) A party who receives more than its share of the Coverage Amount agrees to reimburse the other party to the extent that the Liabilities of the other party that would have been covered under such Insurance Policies (subject to the limitations of Section 5.9) is less that the other party's share of the Coverage Amount.

         (c) In addition to and without limiting the foregoing, UtiliCorp and Aquila shall cooperate and use their reasonable best efforts to maintain such general liability or other applicable shared coverage levels for both parties as are in existence on the Separation Date. To that effect, in the event that the coverage under any general liability or other applicable shared policy is eroded to less than 50% of the applicable level of coverage as of the Separation Date, the parties shall cooperate in equitably determining the appropriate allocation of the costs of the responsibility for the reinstatement, subject to market availability, of coverage under such policies to its original level.

     Section 5.6 NO ASSIGNMENT OF WAIVER. This Article V shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the UtiliCorp Group in respect of any Insurance Policy or any other contract or policy of insurance.

     Section 5.7 NO LIABILITY. Aquila does hereby, for itself and as agent for each other member of the Aquila Group, agree that no member of UtiliCorp Group or any UtiliCorp Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of UtiliCorp and its Subsidiaries as in effect at any time prior to the end of the Insurance Transition Period, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeless of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

     Section 5.8 NO RESTRICTIONS. Nothing in this Agreement shall be deemed to restrict any member of the Aquila Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

     Section 5.9 FURTHER AGREEMENTS. The parties acknowledge that they intend to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertaken pursuant to this Agreement or any Ancillary Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulations, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in this Agreement and any Ancillary Agreement.

     Section 5.10 MATTERS GOVERNED BY EMPLOYEE MATTERS AGREEMENT. This Article V shall not apply to any insurance policies that are the subject of the Employee Matters Agreement.

                                   ARTICLE VI

                        MUTUAL RELEASES; INDEMNIFICATION

     Section 6.1 RELEASE OF PRE-CLOSING CLAIMS.

         (a) AQUILA RELEASE. Except as otherwise provided herein, effective as of the Separation Date, Aquila does hereby, for itself and as agent for each member of the Aquila Group, remise, release and forever discharge the UtiliCorp Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed prior to the Separation Date, including any such acts, events or conditions prior to the Separation Date in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and all other activities to implement any of the Separation, the IPO and the Distribution.

         (b) UTILICORP RELEASE. Except as otherwise provided herein, effective as of the Separation Date, UtiliCorp does hereby, for itself and as agent for each member of the UtiliCorp Group, remise, release and forever discharge the Aquila Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed prior to the Separation Date, including any such acts, events or conditions prior to the Separation Date in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and all other activities to implement any of the Separation, the IPO and the Distribution.

         (c) EXCLUDED LIABILITIES: NO IMPAIRMENT. Nothing contained in Section 6.1(a) or (b) shall release any claims under, or impair any right of any Person to enforce, this Agreement, any Ancillary Agreement, or any Intercompany Agreement, in each case in accordance with its terms. (d) NO ACTIONS AS TO RELEASED CLAIMS. Aquila agrees, for itself and as agent for each member of the Aquila Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against UtiliCorp or any member of the UtiliCorp Group, or any other Person released pursuant to Section 6.1(a), with respect to any Liabilities released pursuant to Section 6.1(a). UtiliCorp agrees, for itself and as agent for each member of the UtiliCorp Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Aquila or any member of the Aquila Group, or any other Person released pursuant to Section 6.1(b), with respect to any Liabilities released pursuant to Section 6.1(b).

     Section 6.2 INDEMNIFICATION BY AQUILA. Notwithstanding anything herein to the contrary, except as otherwise provided in this Agreement or any Ancillary Agreement, Aquila shall, for itself and as agent for each member of the Aquila Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the UtiliCorp Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the UtiliCorp Indemnitees, or which are imposed upon the UtiliCorp Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from any of the following items (without duplication):

         (a) any acts or omission or alleged acts or omissions by or on behalf of any member of the Aquila Group in the conduct of the Aquila Business or in connection with the IPO or the Distribution;

         (b) any breach by Aquila or any member of the Aquila Group of this Agreement or any of the Ancillary Agreements;

         (c) any Aquila Liability; and

         (d) the Credit Support Arrangements.

     In the event that any member of the Aquila Group makes a payment to the UtiliCorp Indemnitees hereunder, and any of the UtiliCorp Indemnitees subsequently diminishes the Liabilities on account of which such payment was made, either directly or through a third-party recovery, UtiliCorp will promptly repay (or will procure a UtiliCorp Indemnitee to promptly repay) such member of the Aquila Group the amount by which the payment made by such member of the Aquila Group exceeds the actual cost of the associated indemnified Liabilities.

     Section 6.3 INDEMNIFICATION BY UTILICORP. Notwithstanding anything herein to the contrary, except as otherwise provided in this Agreement or any Ancillary Agreement, UtiliCorp shall, for itself and as agent for each member of the UtiliCorp Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Aquila Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the Aquila Indemnitees, or which are imposed upon the Aquila Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from any of the following items (without duplication):

         (a) any acts or omissions or alleged acts or omissions by or on behalf of any member of the UtiliCorp Group in the conduct of the UtiliCorp Business or in connection with the IPO or the Distribution;

         (b) any breach by UtiliCorp or any member of the UtiliCorp Group of this Agreement or any of the Ancillary Agreements; and

         (c) any UtiliCorp Group Liabilities other than the Credit Support Arrangements.

     In the event that any member of the UtiliCorp Group makes a payment to the Aquila Indemnitees hereunder, and any of the Aquila Indemnitees subsequently diminishes the Liabilities on account of which such payment was made, either directly or through a third-party recovery, Aquila will promptly repay (or will procure an Aquila Indemnitee to promptly repay) such member of the UtiliCorp Group the amount by which the payment made by such member of the UtiliCorp Group exceeds the actual cost of the associated indemnified Liabilities.

     Section 6.4 PROCEDURES FOR DEFENSE, SETTLEMENT AND INDEMNIFICATION OF THIRD PARTY CLAIMS.

         (a) NOTICE OF CLAIMS. If an Indemnitee shall receive notice or otherwise learn of the assertion of a Third-Party Claim with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 6.2 or 6.3, or any other section of this Agreement or any Ancillary Agreement, UtiliCorp or Aquila (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 6.4(a) shall not relieve the related Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is actually prejudiced by such delay or failure to give notice.

         (b) DEFENSE OF COMMINGLED CLAIMS. With respect to any Commingled Claim, the Separation Committee shall determine which party shall manage the defense of, and may seek to settle or compromise, such Commingled Claim, based upon the specific facts of such claim.

         (c) DEFENSE BY INDEMNIFYING PARTY. Other than in the case of Commingled Claim, an Indemnifying Party will manage the defense of and (unless the Indemnifying Party has specified any reservations or exceptions to the obligation to manage the defense or to indemnify that have been referred to, but not resolved by, the Separation Committee) may settle or compromise any Third-Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 6.4(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee that the Indemnifying Party will assume responsibility for managing the defense of such Third-Party Claim, which notice shall specify any reservations or exceptions.

         (d) DEFENSE BY INDEMNITEE. If an Indemnifying Party fails to assume responsibility for managing the defense of a Third-Party Claim, or fails to notify an Indemnitee that it will assume responsibility as provided in Section 6.4(c), such Indemnitee may manage the defense of such Third-Party Claim.

         (e) NO SETTLEMENT BY INDEMNITEE WITHOUT CONSENT. Unless the Indemnifying Party has failed to manage the defense of the Third-Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third-Party Claim without the consent of the Indemnifying Party.

         (f) NO CONSENT TO CERTAIN JUDGMENTS OR SETTLEMENTS WITHOUT CONSENT. Notwithstanding Section 6.4(c) above, no party shall consent to entry of any judgment or enter into any settlement of a Third-Party Claim without the consent of the other party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to (i) permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the other party or (ii) materially affect the other party due to the allocation of Liabilities and related indemnities set forth in this Agreement or any Ancillary Agreement.

     Section 6.5 ADDITIONAL MATTERS.

         (a) COOPERATION IN DEFENSE AND SETTLEMENT. With respect to any Third-Party Claim that implicates both Aquila and UtiliCorp in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in this Agreement or any of the Ancillary Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third-Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto.

         (b) SUBSTITUTION. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution cannot be achieved for any reason or is not requested, the rights and obligations of the parties regarding indemnification and the management of the defense of claims as set forth in this Article VI shall not be altered.

         (c) SUBROGATION. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect to which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

         (d) NOT APPLICABLE TO TAXES OR EMPLOYMENT LIABILITIES. This Article VI shall not apply to Taxes (as defined in, and which are covered by, the Tax Matters Agreement) or Employment Liabilities (as defined in, and which are covered by, the Employee Matters Agreement).

     Section 6.6 ADDITIONAL MATTERS. Each party agrees to execute and deliver, or cause to be executed and delivered, all such further agreements, documents, and instruments, and to do, or cause to be done, all other acts and things, as the other party or any of its Indemnitees may reasonably request, either before or after the Separation Date or the Distribution Date, to more effectively evidence such party's agreement that the indemnification obligations of the other party set forth in this Article VI inure to the benefit of such Indemnitees.

     Section 6.7 SURVIVAL OF INDEMNITIES. Subject to Section 7.7, the rights and obligations of the members of the UtiliCorp Group and the Aquila Group under this Article VI shall survive any sale or other Transfer by any party of any assets or businesses, any assignment by it of any Liabilities or any sale by any member of the UtiliCorp Group or the Aquila Group of the capital stock or other equity interests of any Subsidiary.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE UTILICORP GROUP OR THE AQUILA GROUP OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS BE LIABLE TO ANY OTHER MEMBER OF THE UTILICORP GROUP OR THE AQUILA GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S

INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT.

     Section 7.2 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Appendices, Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 7.3 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Missouri as to all matters, regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

     Section 7.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated at any time prior to the Separation Date by and in the sole discretion of UtiliCorp without the approval of Aquila. This Agreement may be terminated at any time after the Separation Date by mutual consent of UtiliCorp and Aquila. In this regard, Aquila acknowledges that at any time prior to the Change of Control Date, UtiliCorp may, by virtue of its controlling ownership interest in Aquila, cause Aquila to terminate or amend this Agreement or any Ancillary Agreement at UtiliCorp's direction.

     Section 7.5 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement or any Ancillary Agreement shall be in writing and shall be deemed effectively given the earlier of (a) when received, (b) when delivered personally, (c) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (d) one Business Day after being deposited with a nationally recognized overnight courier service or (e) four Business Days after being deposited in the U.S. mail, First Class with postage prepaid, and in each case addressed to the attention of the other party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

     Section 7.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures.

     Section 7.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person (other than the Indemnitees under Article VI above) any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by either party.

     Section 7.8 SEVERABILITY. If any term or other provision of this Agreement or the Appendix, Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this

Agreement shall be deemed to be amended, and each party agrees to execute and deliver such documents and instruments as are reasonably requested by the other party to evidence such amendment, so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 7.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 7.10 AMENDMENT. Subject to the last sentence of Section 7.4, no change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of UtiliCorp and Aquila.

     Section 7.11 AUTHORITY. Each party hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements, (b) the execution, delivery and performance of this Agreement and the Ancillary Agreements by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and the Ancillary Agreements, and (d) this Agreement and the Ancillary Agreements are legal, valid and binding obligations, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 7.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, or an Appendix, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Appendix, Exhibit or Schedule to, this Agreement unless otherwise indicated.

     Section 7.13 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of the Ancillary Agreement or other agreement shall prevail.

     Section 7.14 RIGHT OF SET-OFF. UtiliCorp shall have the right at any time and from time to time to set off and apply any and all deposits or amounts of any member of the Aquila Group at any time held, and any and all indebtedness at any time owing, by any member of the UtiliCorp Group to or for the credit or account of any member of the Aquila Group against any and all obligations of Aquila now or hereafter arising under this Agreement or any Ancillary Agreement, whether or not UtiliCorp shall have made any demand therefor.


                                REMAINDER OF PAGE
                            INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties have signed this Master Separation Agreement effective as of the date first set forth above.


                             UTILICORP UNITED INC.


                             ---------------------------------------------
                             Robert K. Green
                             President and Chief Operating Officer



                             AQUILA, INC.


                             ---------------------------------------------
                             Keith G. Stamm
                             Chief Executive Officer













                              SIGNATURE PAGE TO THE
                           MASTER SEPARATION AGREEMENT

                                   APPENDIX A

                                    GLOSSARY


     "AAA" means the American Arbitration Association.

     "ACC" means Aquila Canada Corporation, an Alberta corporation.

     "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding, or investigation (whether criminal, civil, legislative, administrative, regulatory, or otherwise) by or before any Governmental Authority or any arbitration or mediation tribunal.

     "AEUK" means Aquila Energy U.K. Inc., a Delaware corporation.

     "AFFILIATED COMPANY" means, with respect to any party, any entity in which such party holds, directly or indirectly, an ownership interest of 50% or less.

     "ALIGNMENT TRANSACTIONS" means the transactions by which ACC, AEUK and UEM will be aligned within the Aquila Group.

     "ANCILLARY AGREEMENTS" means, collectively, the Employee Matters Agreement, the Tax Matters Agreement, the Technology Agreement, the Transitional Services Agreement, the Registration Rights Agreement and all other agreements and documents contemplated thereby or by the Master Separation Agreement.

     "AQUILA" means Aquila, Inc., a Delaware corporation.

     "AQUILA ASSETS" means all assets, contracts, leases, and properties, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used exclusively in connection with the Aquila Business or that UtiliCorp and Aquila agree in writing should, consistent with the purposes of the Master Separation Agreement, be Transferred to the Aquila Group in accordance with Section 1.3 of the Master Separation Agreement.

     "AQUILA AUDITORS" means Aquila's independent certified public accountants.

     "AQUILA BUSINESS" means the businesses and operations of the Aquila Group.

     "AQUILA COVERED PARTIES" means Aquila, each of its Subsidiaries, and each of its and their respective directors, officers, and employees.

     "AQUILA GROUP" means Aquila, each Subsidiary and Affiliated Company of Aquila immediately after the Separation Date, each Person that becomes a Subsidiary or Affiliated Company of Aquila after the Separation Date, and ACC, AEUK and UEM (and their respective Subsidiaries and Affiliates Companies).

     "AQUILA GROUP LIABILITIES" means, except as otherwise specifically provided in the Master Separation Agreement or any Ancillary Agreement, all Liabilities, whether arising before, on, or after the Separation Date, of or relating to any member of the Aquila Group or the UtiliCorp Group to the extent arising from the conduct of, or in connection with, the Aquila
Business, or the ownership or use of the Aquila Assets.

     "AQUILA INDEMNITEE" means Aquila, each member of the Aquila Group, and each of their respective directors, officers, employees, and agents.

     "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Missouri are authorized or obligated by law or executive order to close.

     "CHANGE OF CONTROL DATE" means the earlier of: (a) the Distribution Date or
(b) the first date on which UtiliCorp ceases to control at least a majority of the voting power of the Common Stock.

     "CLASS A COMMON STOCK" means the Class A common stock, par value $0.01 per share, of Aquila.

     "CLASS B COMMON STOCK" means the Class B common stock, par value $0.01 per share, of Aquila.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

     "COMMINGLED CLAIMS" means, collectively, the Third-Party Claims (a) which involve an employee, consultant, or contractor employed by both the UtiliCorp Business and the Aquila Business, (b) in which both a member of the UtiliCorp Group and a member of the Aquila Group are named, and (c) involving both the UtiliCorp Business and the Aquila Business.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the Class A Common Stock and the Class B Common Stock.

     "CONFIDENTIAL INFORMATION" means all Information that (a) is directly or indirectly disclosed, before or after the date hereof, by a Disclosing Party to a Receiving Party or (b) is known or comes to be known, before or after the date hereof, by a Receiving Party because of its affiliate relationship with a Disclosing Party, and, in each case, that relates in any way to the business or affairs of the Disclosing Party or any member of its Group. Confidential Information shall not, however, include Information that (x) is or becomes part of the public domain other than as a result or disclosure by the Receiving Party or its Representatives or (y) becomes available to the Receiving Party on a non-confidential basis from a source other than a Disclosing Party (provided that, to the Receiving Party's knowledge after due inquiry, such source is not prohibited from transmitting such Information by a contractual, legal, or other obligation).

     "CONFIDENTIALITY PERIOD" means a period of two years after (a) the Separation Date, with respect to Confidential Information disclosed to, known by or in the possession of the Receiving Party on or before the Separation Date or
(b) the date of receipt by the Receiving Party, with respect to Confidential Information that is first disclosed to, or known by or in the possession of, the Receiving Party after the Separation Date.

     "COVERAGE AMOUNT" means the lesser of (a) the available limits of liability under UtiliCorp's Insurance Policies in effect prior to the end of the Insurance Transition Period, net of uncollectible amounts attributable to insurer insolvencies, and (b) the proceeds received from UtiliCorp's Insurance Policies if any Liabilities are the subject of disputed coverage claims and, following consultation with each other, UtiliCorp and/or Aquila agree to accept less than full policy limits from UtiliCorp's and Aquila's insurers.

     "CREDIT SUPPORT ARRANGEMENTS" means, collectively, all financial and performance guarantees, letters of credit, keepwell and support agreements, and other support documents, instruments, and arrangements issued for the benefit of any member of the Aquila Group by or on behalf of any member of the UtiliCorp Group.

     "DISCLOSING PARTY" means the Person owning or disclosing the relevant Information, being either (a) a member of the UtiliCorp Group or (b) a member of the Aquila Group, as the case may be.

     "DISPUTES" means disputes between any member of the UtiliCorp Group and any member of the Aquila Group arising from or in connection with this Agreement, any Ancillary Agreement or the Separation, the IPO or the Distribution, whether based in contract, tort, or otherwise.

     "DISTRIBUTION" means the distribution by UtiliCorp to the holders of its common stock, on a prorated basis, of all of the Common Stock then owned by UtiliCorp.

     "DISTRIBUTION AGENT" means the distribution agent to be appointed by UtiliCorp in connection with the Distribution, or if no distribution agent is so appointed, then UtiliCorp.

     "DISTRIBUTION DATE" means the date the Distribution is effective.

     "EMPLOYEE MATTERS AGREEMENT" means the Employee Matters Agreement to be entered into between UtiliCorp and Aquila, the form of which is attached to the Master Separation Agreement as Exhibit A.

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made with, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, or official or any other regulatory, administrative or governmental authority or subdivision thereof.

     "INDEMNITEE" means a UtiliCorp Indemnitee or an Aquila Indemnitee, as the case may be.

     "INDEMNIFYING PARTY" means either UtiliCorp or Aquila, as the case may be, in its capacity as the party from which indemnification may be sought in accordance with Article VI of the Master Separation Agreement.

     "INFORMATION" means any information in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "INSURANCE POLICIES" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

     "INSURANCE TRANSITION PERIOD" means the period beginning on the Separation Date and ending on (a) the second anniversary of the Separation Date or (b) if earlier, 60 days following the Change of Control Date.

     "INSURED AQUILA LIABILITY" means any Aquila Liability to the extent that
(a) it is covered under the terms of UtiliCorp's Insurance Policies in effect prior to the end of the Insurance Transition Period and (b) Aquila is not a named insured under, or otherwise entitled to the benefits of, such Insurance Policies.

     "INTERCOMPANY AGREEMENTS" means any agreement between any member of the UtiliCorp Group and any member of the Aquila Group that is in effect prior to the Separation Date.

     "IPO" means the initial public offering of Class A Common Stock under the IPO Registration Statement, which will reduce UtiliCorp's voting control of Aquila by less than 20%.

     "IPO CLOSING DATE" means the date of the closing of the IPO.

     "IPO REGISTRATION STATEMENT" means the registration statement on Form S-1 pursuant to the Securities Act to be filed with the Commission registering the shares of Class A Common Stock of Aquila to be issued in the IPO, together with all amendments thereto.

     "JOINT EMPLOYEE" means a person (other than Richard C. Green, Jr., Robert
K. Green, or Keith Stamm) who is an officer, director or employee of any member of the UtiliCorp Group and an officer, director or employee of the Aquila Group immediately prior to the Distribution.

     "LIABILITIES" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and irrespective of whether the same would be required by generally accepted accounting principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto, and shall also include any and all damages, claims, suits, judgments, fines, penalties, costs and expenses of any kind or character (including attorneys' fees).

     "MASTER SEPARATION AGREEMENT" means this Master Separation Agreement between UtiliCorp and Aquila.

     "NYSE" means the New York Stock Exchange.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

     "RECEIVING PARTY" means the Person that receives the relevant Information, being either (a) a member of the UtiliCorp Group or (b) a member of the Aquila Group, as the case may be.

     "RECORD DATE" means the close of business on the date to be determined by the Board of Directors of UtiliCorp as the record date for determining the stockholders of UtiliCorp entitled to receive shares of Class A Common Stock in the Distribution.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into between UtiliCorp and Aquila, the form of which is attached to the Master Separation Agreement as Exhibit B.

     "REPRESENTATIVES" means (a) with respect to UtiliCorp, each member of the UtiliCorp Group and their respective directors, officers, employees, attorneys, accountants, agents, consultants, advisors, and other authorized representatives and (b) with respect to Aquila, each member of the Aquila Group and their respective directors, officers, employees, attorneys, accountants, agents, consultants, advisors, and other authorized representatives.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. "SEPARATION" means the separation of the Aquila Group, the Aquila Business, and the Aquila Assets from the UtiliCorp Group, the UtiliCorp Business, and the UtiliCorp Assets in accordance with the Master Separation Agreement and the Ancillary Agreements.

     "SEPARATION" means the separtion of the Aquila Group, the Aquila Business, and the Aquila Assets from the UtiliCorp Group, the UtiliCorp Business, and the UtiliCorp Assets in accordance with the Master Separation Agreement and the Ancillary Agreements.

     "SEPARATION COMMITTEE" means a committee comprised of UtiliCorp's General Counsel (or a designee thereof) and Aquila's General Counsel (or a designee thereof).

     "SEPARATION DATE" means the date of the closing of the IPO.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, stock or other equity interests giving such Person and its Subsidiaries the power to elect a majority of \the members of the board of directors or similar governing body of such corporation or legal entity. Unless context otherwise requires, reference to UtiliCorp and its Subsidiaries shall not include any member of the Aquila Group.

     "TAX MATTERS AGREEMENT" means the Tax Matters Agreement to be entered into between UtiliCorp and Aquila, the form of which is attached to the Master Separation Agreement as Exhibit C.

     "TECHNOLOGY AGREEMENT" means the Intellectual Property Cross-License and Transfer Agreement to be entered into between UtiliCorp and Aquila, the form of which is attached to the Master Separation Agreement as Exhibit D.

     "THIRD-PARTY CLAIM" means any claim or the commencement of any Action by a Person (including any Governmental Authority) who is not a member of the UtiliCorp Group or the Aquila Group.

     "TRANSFER" means the assignment, contribution, conveyance, or transfer of an asset by one Person to another Person.

     "TRANSITIONAL SERVICES AGREEMENT" means the Transitional Services Agreement to be entered into between UtiliCorp and Aquila, the form of which is attached to the Master Separation Agreement as Exhibit E.

     "UEM" means UtiliCorp Energy Management, Inc., a Delaware corporation.

     "UNDERWRITERS" means the underwriters of the IPO.

     "UNDERWRITING AGREEMENT" means the underwriting agreement to be entered into between Aquila and the Underwriters in respect of the IPO.

     "UTILICORP" means UtiliCorp United Inc., a Delaware corporation.

     "UTILICORP ASSETS" means all assets, contracts, leases, and properties, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used exclusively in connection with the UtiliCorp Business or that UtiliCorp and Aquila agree in writing should, consistent with the purposes of the Master Separation Agreement, be Transferred to the UtiliCorp Group in accordance with Section 1.3 of the Master Separation Agreement.

     "UTILICORP BUSINESS" means the businesses and operations of the UtiliCorp Group.

     "UTILICORP GROUP" means UtiliCorp, each Subsidiary and Affiliated Company of UtiliCorp immediately after the Separation Date and each Person that becomes a Subsidiary or an Affiliated Company of UtiliCorp after the Separation Date, but shall not include any member of the Aquila Group.

     "UTILICORP GROUP LIABILITIES" means, except as otherwise specifically provided in the Master Separation Agreement or any Ancillary Agreement, all Liabilities, whether arising before, on, or after the Separation Date, of or relating to any member of the UtiliCorp Group or the Aquila Group to the extent arising from the conduct of, or in connection with, the UtiliCorp Business, or the ownership or use of the UtiliCorp Assets.

     "UTILICORP INDEMNITEE" means UtiliCorp, each member of the UtiliCorp Group, and each of their respective directors, officers, employees, and agents.

     "UTILICORP'S AUDITORS" means UtiliCorp's independent certified public accountants.

                                  SCHEDULE 1.5

                     SETTLEMENT OF INTERCOMPANY INDEBTEDNESS

                                  SCHEDULE 4.9

                             ALIGNMENT TRANSACTIONS

                                    EXHIBIT A

                                     FORM OF
                           EMPLOYEE MATTERS AGREEMENT

                                    EXHIBIT B

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                                     FORM OF
                              TAX MATTERS AGREEMENT

                                    EXHIBIT D

                                     FORM OF
                              INTELLECTUAL PROPERTY
                      CROSS-LICENSE AND TRANSFER AGREEMENT

                                    EXHIBIT E

                                     FORM OF
                         TRANSITIONAL SERVICES AGREEMENT